Exhibit 10.1

FIFTH AMENDMENT TO

EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT

FIFTH AMENDMENT TO EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT, dated as of August 12, 2005, between Chesapeake Corporation, a Virginia corporation (the “Company”), and Thomas H. Johnson (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment and Severance Benefits Agreement (the “Agreement”) dated as of July 17, 1997; which Agreement was amended by a First Amendment to Employment and Severance Benefits Agreement on September 13, 1999, by a Second Amendment to Employment and Severance Benefits Agreement on August 28, 2001, by a Third Amendment to Employment and Severance Benefits Agreement on April 22, 2003, and by a Fourth Amendment to Employment and Severance Benefits Agreement on January 3, 2005; and

WHEREAS, the Committee of Independent Directors of the Board of Directors and the Executive Compensation Committee of the Board of Directors desire to further amend the Agreement.

NOW THEREFORE, the Agreement is hereby amended in the following respects:

Section 2 (b) is amended to read as follows:

(b) The period described in Section 2(a) shall be extended for an additional twelve months unless the Company, before each November 1 of any year, provides written notice to the Executive that the period will not be extended. The preceding sentence shall first be effective to extend the period described in Section 2(a) until December 31, 2008, unless written notice to the contrary is provided to the Executive by the Company before November 1, 2005.

Except as provided above, the terms of the Agreement, dated July 17, 1997, and the terms of the First Amendment to Employment and Severance Benefits Agreement on September 13, 1999, the Second Amendment to Employment and Severance Benefits Agreement on August 28, 2001, the Third Amendment to Employment and Severance Benefits Agreement on April 22, 2003, and the Fourth Amendment to Employment and Severance Benefits Agreement on January 3, 2005, shall remain in effect.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to Employment and Severance Benefits Agreement to be duly executed on its behalf and the Executive has duly executed this Fifth Amendment to Employment and Severance Benefits Agreement, all as of the date first above written.

EXECUTIVE	CHESAPEAKE CORPORATION

/s/ Thomas H. Johnson	/s/ J.P. Causey Jr.
Thomas H. Johnson	J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel